Exhibit 99.2
CONSENT OF
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Board of Directors
C-COR Incorporated
60 Decibel Road
State College, PA 16801
     We hereby consent to the use of our opinion letter dated September 23, 2007 to the board of directors of C-COR Incorporated (“C-COR”) included as Annex C to the joint proxy statement/prospectus which forms a part of the Registration Statement of ARRIS Group, Inc. (“ARRIS”) on Form S-4 relating to the proposed merger of C-COR with a subsidiary of ARRIS, and to the references to such opinion in such joint proxy statement/prospectus under the caption “The Merger — Opinion of C-COR’s Financial Advisor.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

New York, NY
October 12, 2007